                                                                     Exhibit 3.2

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 04:30 PM 12/11/1997
   971427395 - 2823417


                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

                                   * * * * *

     FACILICOM INTERNATIONAL FINANCE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

             RESOLVED, that the Certificate of Incorporation of FACILICOM INTERNATIONAL FINANCE, INC. be amended by changing ARTICLE FIRST and ARTICLE FOURTH thereof so that, as amended, said ARTICLE FIRST and ARTICLE FOURTH shall be and read as follows:

                 "FIRST. The name of the corporation shall be:

                         FACILICOM INTERNATIONAL, INC.

                 FOURTH:  The total number of shares of stock which the
             Corporation has authority to issue is 300,000 consisting of Common Stock with a par value of $.01 per share."

     SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 241 of the General Corporation Law of the State of Delaware.

     THIRD:  This Corporation has not received payment for any of its stock.


     IN WITNESS WHEREOF, said FACILICOM INTERNATIONAL FINANCE, INC. has caused this certificate to be signed by its Assistant Secretary this 11th day of December, 1997.

                                   FACILICOM INTERNATIONAL FINANCE, INC.

                                   By: /s/ Henry C. Cohen
                                       -----------------------------------------
                                   Title:  Assistant Secretary

                               State of Delaware

                       Office of the Secretary of State

                       --------------------------------


     I EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "FACILICOM INTERNATIONAL FINANCE, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                          [SEAL        /s/ Edward J. Freel
                         APPEARS       -----------------------------------------
                          HERE]        Edward J. Freel, Secretary of State


2823417  8100                          AUTHENTICATION:         8769076

971396556                                        DATE:         11-20-97